EXHIBIT 24.1

SPECTRA ENERGY PARTNERS, LP

Power of Attorney

FORM 10-K

Annual Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2009

(Annual Report)

The undersigned Spectra Energy Partners GP, LLC, a Delaware limited liability company and general partner of the general partner of Spectra Energy Partners, LP (the “Partnership”), and certain of its officers and/or directors, do each hereby constitute and appoint Gregory J. Rizzo, Laura Buss Sayavedra and Philip T. Warman, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission the Annual Report of the Partnership on Form 10-K and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 11th day of March, 2010.

SPECTRA ENERGY PARTNERS GP, LLC

By	/s/ Gregory J. Rizzo
President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Patricia M. Rice
Secretary

/s/ Gregory J. Rizzo Gregory J. Rizzo	President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Laura Buss Sayavedra Laura Buss Sayavedra	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Fred J. Fowler Fred J. Fowler	(Director)

/s/ Steven D. Arnold Steven D. Arnold	(Director)

/s/ Stewart A. Bliss Stewart A. Bliss	(Director)

/s/ Nora Mead Brownell Nora Mead Brownell	(Director)

/s/ R. Mark Fiedorek R. Mark Fiedorek	(Director)

/s/ Patrick J. Hester Patrick J. Hester	(Director)

/s/ Theopolis Holeman Theopolis Holeman	(Director)

/s/ J.D. Woodward, III J.D. Woodward, III	(Director)